UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2007

Q.E.P. CO., INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21161	13-2983807
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1001 Broken Sound Parkway, NW Suite A

Boca Raton, Florida 33487

(Address of principal executive offices)

561-994-5550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2007, Robert W. Muir, Jr. resigned from the Company’s Board of Directors in order to devote more time and energy to other personal and professional interests. Mr. Muir’s resignation was not the result of any disagreement with the Company.

Item 8.01. Other Events.

Announcement of Stockholders Meeting

On August 2, 2007, the Company announced the postponement of its 2007 annual meeting of stockholders until Friday, August 24, 2007 at 9:00 a.m., local time. The annual meeting will be held at the Company’s principal office, 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487. The annual meeting had been originally scheduled for Friday, August 3, 2007, at 9:00 a.m., local time.

A copy of the Company’s press release announcing the postponement of the annual meeting is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Settlement of Put Obligation for HillStreet Warrants

On July 23, 2007, the Company received written notice from The HillStreet Fund, L.P. (“HillStreet”) of the exercise of their right to “put” to the Company its warrants in the Company pursuant to the Warrant Agreement dated April 5, 2001 (the “Warrant Agreement”). The Company and HillStreet then commenced negotiations regarding the settlement value of the put obligation. On July 31, 2007, the Company and HillStreet agreed upon a cash settlement value of $2.3 million. The Company expects that the settlement will be paid out of funds from its bank line of credit.

For accounting purposes, the Company has historically recorded the put warrant liability by calculating the difference between the closing stock price at the end of a reporting period and the exercise price of $3.63 per share multiplied by the 325,000 warrants outstanding. Based on this methodology, a liability of $0.9 million was reported for the put warrants as of May 31, 2007. Thus, the Company will be reporting a put warrant expense of $1.4 million in its second quarter of fiscal 2008 financial results (three month period ending August 31, 2007).

A copy of the Company’s press release relating to the exercise of the put warrant is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Number Description of Exhibit

99.1	Press release by Q.E.P. Co., Inc. dated August 2, 2007.

99.2	Press release by Q.E.P. Co., Inc. dated August 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2007

Q.E.P. Co., Inc.

By:	/s/ Lewis Gould
Name:	Lewis Gould
Title:	Chairman of the Board of Directors and Chief Executive Officer

Exhibit Index

Exhibit	Number Description of Exhibit

99.1	Press release by Q.E.P. Co., Inc. dated August 2, 2007.

99.2	Press release by Q.E.P. Co., Inc. dated August 2, 2007.